Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:		Chapter 7

WAVE SYSTEMS CORP.,		Case No. 16-10284 (KJC)

	Debtor.	Re: D.I. 103, 115

ORDER (I) CONVERTING CHAPTER 7 CASE TO CHAPTER 11

AND (II) APPOINTING A CHAPTER 11 TRUSTEE

Upon consideration of the joint motion (the ”Joint Motion”)1 of David W. Carickhoff, the chapter 7 trustee (the “Trustee”) of the estate of Wave Systems Corp. (the “Debtor”) and ESW Capital, LLC (“ESW” and collectively with the Trustee, the “Movants”) for entry of an order (i) converting the Debtor’s chapter 7 case to a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and (ii) after conversion, ordering the appointment of a chapter 11 trustee in the converted case; and it appearing that the relief requested is in the best interests of the Debtor’s estate, its creditors, and other parties in interest; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and it appearing that this Joint Motion is a core proceeding pursuant to 28 U.S.C. § 157; and adequate notice of the Joint Motion and opportunity for objection having been given; and it appearing that no other notice need be given; and after due deliberation and sufficient cause therefore;

IT IS HEREBY ORDERED THAT:

1. The Joint Motion is GRANTED as set forth herein.

[1]	Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Joint Motion.

2. Pursuant to section 706(b) of the Bankruptcy Code, this chapter 7 case is converted to a case under chapter 11 of the Bankruptcy Code, effective immediately upon entry of this Order.

3. Upon entry of this Order, and conversion of this case to chapter 11, pursuant to section 1104 of the Bankruptcy Code, the Office of the United States Trustee shall appoint a chapter 11 trustee in this case.

4. This Order and all orders entered in the chapter 7 case shall survive conversion and shall be binding on all parties in interest, including the chapter 11 trustee appointed in this case.

5. The terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

6. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated: May 13, 2016	/s/ Kevin J. Carey
Honorable Kevin J. Carey
United States Bankruptcy Judge

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